SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): December 3, 2001.


                           PIPELINE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



   Colorado                     0-23823                        84-1313024
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(State or other               (Commission                 (I.R.S. Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)

                 1001 Kings Avenue, Suite 220
                    Jacksonville, Florida                 32207
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          (Address of Principal Executive Offices)      (Zip Code)


        Registrant's telephone number including area code: (904) 346-0170
                                                           --------------


       (Former name or former address, if changed since last report): N/A

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     Effective December 3, 2001, Pipeline Technologies, Inc. ("Pipeline" or the "Company") completed the acquisition of Achieve Networks, Inc. of Dallas, Texas. Achieve is a privately held Nevada corporation that operates a private IP network for transmission of voice and data communications. The acquisition was completed by means of a share exchange in which Pipeline issued 3,000,000 shares of its common stock to 16 former shareholders of Achieve for 21,676,700 shares of Achieve, representing 83% of that entity. Mark Roberts, formerly president and the largest shareholder of Achieve, acquired Pipeline common stock equal to approximately 15% of the then-issued and outstanding common stock. The remaining shareholders as a group, including 13 individuals and three private entities, acquired the remaining Pipeline stock. The acquisition was completed pursuant to the terms and conditions of a Share Exchange Agreement and Plan of Reorganization dated September 27, 2001, as amended by the First Amendment dated November 26, 2001.

     The assets of Achieve at the time of closing consist primarily of computer and network equipment, contract rights and a customer list. The Achieve network consists of a switch connected to a fiber-optic network owned by a third party. The relationship between Achieve and the network provider, as well as relationships with independent entities responsible for maintaining the network, are governed by the terms of written agreements to which Achieve is party. Achieve also maintains a list of customers utilizing its network and relationships with those customers. Pipeline intends to operate Achieve as a majority owned subsidiary, continue its business and utilize Achieve's network in connection with its voice-over-Internet protocol telephone service.

     Consideration issued by Pipeline for the acquisition was 3,000,000 shares of its common stock. All of this common stock is restricted from resale under relevant provision of federal and state securities laws. The amount of this consideration was determined by negotiation between representatives of Pipeline and Achieve, and was based on such factors as the estimated fair market value of the assets of Achieve, the trading price of Pipeline's common stock at the time of the negotiations, estimated cash flow and other financial criteria. Pipeline did not obtain an independent appraisal of Achieve or its assets prior to the acquisition.

     In connection with the closing, Timothy J. Murtaugh, President and Chief Executive Officer of Pipeline, was appointed as President and sole director of Achieve. Also in connection with the acquisition, Pipeline agreed not to sell any of its common stock for a price of less than $1.50 per share for a period of one year following closing without the consent of the former Achieve shareholders.

Item 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (a.) Financial Statements of Business Acquired.

          Financial statements required to be filed pursuant to the provisions of Regulation S-B will be filed not later than sixty days after the date of filing this Report. Such financial statements will be included in an amendment to this Report.

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     (b.) Proforma Financial Information See response to (a.) above.

     (c.) Exhibits.

          2.1(1) Share Exchange Agreement and Plan of Reorganization by and between Pipeline Technologies, Inc. and Achieve Networks, Inc., Mark S. Roberts, Sherri Johnson, Steven B. Holmes, Ray Harmon and DGN Securities, Inc. dated September 27, 2001.

          2.2* First Amendment to Share Exchange Agreement and Plan of
               Reorganization dated November 26, 2001.

          2.3* Form of  Non-Competition  and  Confidentiality  Agreement between
               Mark Roberts and Achieve Networks, Inc.

          2.4* Independent  Contractor Agreement between Achieve Networks,  Inc.
               and Mark S. Roberts dated Novemeber 26, 2001.


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* Filed herewith.

(1) Filed as an Exhibit to Form 10-KSB dated October 15, 2001 and incorporated herein by reference.

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                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                         PIPELINE TECHNOLOGIES, INC.



Date:  December 18, 2001                 By:    /s/ Robert L. Maige, Jr.
       -----------------                        ------------------------------
                                                Robert L. Maige, Jr.,
                                                Chief Financial Officer

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